EXHIBIT INDEX

                                EXHIBIT INDEX
                                =============


EXHIBIT NUMBER         DESCRIPTION                          PAGE
- --------------         -----------                          ----

12                     Statement re Computation             Filed Herewith
                        of Ratios

27                     Financial Data Schedule              Filed Herewith